FS Energy and Power Fund 8-K

Exhibit 10.1

EXECUTION COPY

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 9, 2017 (together with all exhibits and schedules hereto, this “Third Amendment”), is entered into by and between FSEP TERM FUNDING, LLC, a Delaware limited liability company (the “Borrower”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as Administrative Agent (in such capacity, the “Administrative Agent”) and as a lender and each other lender identified on the signature pages hereto (collectively, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A.

The Borrower, DBNY and the Lenders are parties to an Amended and Restated Credit Agreement dated as of June 11, 2014 by and among the Borrower, DBNY, as Administrative Agent and a Lender and the other Lenders party thereto, as amended pursuant to (a) that First Amendment to Amended and Restated Credit Agreement dated as of June 11, 2015 and (b) that Second Amendment to Amended and Restated Credit Agreement dated as of June 10, 2016 (the “Credit Agreement” and, the Credit Agreement, as amended by this Third Amendment, the “Amended Credit Agreement”).

B.

The parties hereto desire, among other things, to (i) extend the Scheduled Commitment Termination Date, (ii) modify certain of the terms regarding extensions of credit, including the rate payable with respect to the Loans, and (iii) modify the Commitments of the Lenders.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.

Amendment of Credit Agreement. Subject to satisfaction of the of the conditions precedent set forth in Section 2 hereof, effective as of June 11, 2017 (the “Third Amendment Closing Date”), the Credit Agreement is hereby amended as follows:

(a)

Section 2.01(b) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

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“(b)

From and after the Third Amendment Closing Date, (x) all Loans outstanding immediately prior to the Third Amendment Closing Date and previously referred to in this Agreement as “Tranche A Loans” and “Tranche B Loans” shall be converted to a single undifferentiated tranche and shall continue to constitute Loans made under each relevant Lender’s Commitment for all purposes hereunder, and (y) all Borrowings shall be in the form of Loans made by each Lender on a pro rata basis in accordance with each Lender’s Applicable Percentage of the requested Borrowing. Each of the Borrower, the Administrative Agent and the Lenders acknowledge and agree that (x) as of the day immediately preceding the Third Amendment Closing Date (the “Preceding Date”), the aggregate Loans outstanding are not held by the Lenders pro rata in accordance with their respective Applicable Percentages, (x) from and after the Third Amendment Closing Date, each of the Borrower, the Lenders and the Administrative Agent agree that any Lender as of the Preceding Date that holds more than its pro rata share of the Loans immediately prior to the Third Amendment Closing Date (an “Assigning Lender”) will automatically be deemed to have assigned, in accordance with the terms of Section 9.05(b) hereof, but without the need for executing any additional documentation, including an Assignment Agreement, a portion of its Loans, to each Lender that holds less than its pro rata share of the Loans immediately prior to the Third Amendment Closing Date (an “Acquiring Lender”), (y) each Acquiring Lender will purchase and acquire Loans from each Assigning Lender in an amount equal to an amount necessary such that each Assigning Lender and Acquiring Lender will thereupon own an amount of Loans equal to its Applicable Percentage of the aggregate Loans outstanding under this Credit Agreement as of the Third Amendment Closing Date (for purposes of clarity, as such Applicable Percentage of each Lender is being amended as a result of the amendments to the Commitments of each Lender effected hereby), and (z) each such Acquiring Lender shall pay to the Administrative Agent on the first Business Day following the Third Amendment Closing Date, for the account of each such Assigning Lender, such amount as shall be necessary to reflect the assignment to it of such portion of such Assigning Lender’s Loans.”

(b)

Section 3.01 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“Borrowing Procedure for Loans.     (i) Subject to satisfaction of the applicable conditions precedent and the other terms of this Agreement, the Lenders will fund Loans to, and only to, the Custodial Account upon receipt of timely and irrevocable written Borrowing Requests prior to the Commitment Termination Date, certified by an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative) as specified in Section 4.02(b) (Borrowing Request) specifying the amount and Business Day requested for funding; provided that the Borrower shall deliver not more than one (1) Borrowing Request to the Administrative Agent on any Business Day. Such Loans shall be in a minimum principal amount equal to (A) $500,000 or an integral multiple of $1,000 for amounts in excess thereof or (B) if less than the amount specified in (A), the aggregate Unused Amount at such time. Any such request shall be made by either delivery to the Administrative Agent of a written Borrowing Request or an Authorized Representative providing to the Administrative Agent a telephonic request for a Borrowing (which request shall be promptly confirmed by means of a written Borrowing Request), in each case no later than 3:00 p.m. (New York time) not less than two (2) LIBOR Banking Days preceding the date of the requested Loans. The Administrative Agent shall promptly notify each of the Lenders of the receipt of each Borrowing Request, specifying the amount of each Loan as well as such Lender’s pro rata share of such Loan (which shall be based on its Applicable Percentage, pursuant to Section 2.01(a) and (b)). Such notices to Lenders shall be given by telephone and shall be promptly confirmed in writing by facsimile.”

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(c)

Section 3.04(a) of the Credit Agreement is hereby amended by replacing any reference therein to Weighted Average Rate with LIBOR Rate.

(d)

Section 3.04(b) of the Credit Agreement is hereby amended by replacing any reference therein to Weighted Average Rate with LIBOR Rate.

(e)

Section 3.04(c) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(c)

Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans, but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of Loans does not occur on a date specified therefor in a Borrowing Request (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 3.04(b)(i) (Increased Costs, Illegality, etc.)), (ii) if any prepayment, repayment or conversion of any of its Loans occurs on a date which is not the last day of an Interest Period applicable thereto, (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of (A) any other default by the Borrower to repay its Loans when required by the terms of this Agreement (including an Event of Default resulting in acceleration of the maturity of the Loans hereunder) or (B) an action taken pursuant to Section 3.04(b)(ii) (Increased Costs, Illegality, etc.). A Lender’s basis for requesting compensation pursuant to this Section 3.04(c) and a Lender’s calculation of the amount thereof shall, absent manifest error, be final and conclusive and binding on the Borrower. With respect to clause (ii) of the immediately preceding sentence, the compensation owed to the relevant Lender shall be equal to (x) the product of (1) the amount of the applicable Loans made by the relevant Lender, (2) the excess (if any) of (A) the LIBOR Rate for the relevant Interest Period applicable to such Loans over (B) the LIBOR Rate applicable to a period equal to the number of days remaining in the Interest Period applicable to such Loans and (3) the number of days remaining in the Interest Period applicable to such Loans, divided by (y) 360.”

(f)

Section 6.01(f)(v) of the Credit Agreement is hereby amended by replacing “GSO (or any replacement sub-advisor to FS Advisor)” with “the Sub-Advisor”.

(g)

Section 9.03(b) of the Credit Agreement is hereby amended by replacing each reference therein to GSO with “the Sub-Advisor”.

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(h)

The definitions of “LIBOR Rate,” “Maximum Commitment,” “Regulatory Event,” and “Scheduled Commitment Termination Date” in Annex I to the Credit Agreement are hereby replaced in their entirety with the following:

““LIBOR Rate” means, with respect to any Interest Period, a rate per annum equal to the rate for deposits in Dollars for a period of three months that appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX BBAM<GO>“ (or any successor screen page) as of 11:00 a.m., London time, on the day that is two London Banking Days preceding the first day of such Interest Period; provided, that in the event no such rate is shown for any Interest Period, the LIBOR Rate for such Interest Period shall be a rate per annum at which three-month deposits in Dollars are offered by Deutsche Bank AG, London Branch, to prime banks in the London interbank market at 11:00 A.M. (London time) on the relevant date specified above in relation to the first day of such Interest Period for delivery on the first day of such Interest Period. Notwithstanding the foregoing, if the LIBOR Rate shall be less than zero (0), such rate shall be deemed to be zero (0) for all purposes of this Agreement.”

““Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $340,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Commitment Reduction and Termination) and (b) on and after the Commitment Termination Date, zero.”

““Regulatory Event” means the Manager, the Equity Owner, FS Advisor, the Borrower or the Sub-Advisor or any of their directors, principals or officers, as the case may be, when acting in their official capacities in providing investment advice, is formally investigated, officially charged, indicted or convicted by a court, prosecutor or regulatory or self-regulatory governmental authority or agency for fraud, misconduct, embezzlement, money laundering, racketeering, insider trading, market manipulation or other similar illegality or breach of similar regulation.”

““Scheduled Commitment Termination Date” means June 11, 2018.”

(i)

The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

““Third Amendment” means that certain Third Amendment to this Agreement dated as of June 9, 2017.”

““Third Amendment Closing Date” shall have the meaning given to such term in the Third Amendment.”

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““London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.”

““Sub-Advisor” means (x) GSO/Blackstone Debt Funds Management LLC, in its capacity as sub-advisor under the Sub-Advisory Agreement, and (y) any replacement sub-advisor pursuant to an amended Sub-Advisory Agreement or a new sub-advisory agreement.”

(j)

The definitions of “Key Person”, “Key Person Event”, Tranche A Commitment, Tranche A Lender, Tranche A Loans, Tranche B Commitment, Tranche B Lender and Tranche B Loans in Annex I to the Credit Agreement are hereby deleted in their entirety.

(k)

The definition of “Super-Collateralization Event” in Annex II to the Credit Agreement is hereby replaced in its entirety with the following:

““Super-Collateralization Event” means the occurrence of any of the following events or conditions:

(i) [reserved];

(ii) an event specified in Section 7.01(i) (Bankruptcy, Insolvency, etc.) with respect to the Sub-Advisor or FS Advisor;

(iii) the date on which any of the following becomes effective: (A) any entity acting as a Sub-Advisor is removed, replaced, terminated or resigns as sub-advisor pursuant to the Sub-Advisory Agreement (including as a result of termination of the Sub-Advisory Agreement) or otherwise ceases for any reason to act as sub-advisor in respect of or to be the only provider (other than FS Advisor) of investment advisory services, directly or indirectly, in connection with this Agreement or (B) FS Advisor is removed, replaced, terminated or resigns as advisor pursuant to the Investment Advisory and Administrative Services Agreement between FS Energy and FS Advisor, dated April 28, 2011 (as amended); or

(iv) an event specified in Section 7.01(m) (Manager and Equity Owner Events), Section 7.01(n) (Net Asset Value), Section 7.01(o) (Anti-Terrorism and Anti-Money Laundering Events) or Section 7.01(p) (Regulatory Events).”

(l)

The Commitment of each of the Lenders and their Applicable Percentage, shall, from and after the Third Amendment Closing Date, be replaced with the Commitments set forth on its signature page hereto, and the definition of Commitment in the Credit Agreement shall be deemed amended accordingly. For the avoidance of doubt, as of the Third Amendment Closing Date, (immediately before giving effect to the Loans, if any, borrowed on the Third Amendment Closing Date), (i) $230,476,190 in aggregate principal amount of Tranche A Loans (as such term was defined in the Credit Agreement immediately prior to giving effect to this Third Amendment) are outstanding, and (ii) $9,523,810 in aggregate principal amount of Tranche B Loans (as such term was defined in the Credit Agreement immediately prior to giving effect to this Third Amendment) are outstanding.

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(m)

Exhibit A of the Credit Agreement is hereby deleted and replaced in its entirety with the Exhibit D hereto:

(n)

Schedule 1 of the Credit Agreement is hereby deleted and replaced in its entirety with the Schedule 1 attached hereto.

Section 2.

Conditions Precedent. It shall be a condition precedent to the effectiveness of Section 1 of this Third Amendment that each of the following conditions is satisfied:

(a)

Agreements. The Administrative Agent shall have received executed counterparts of this Third Amendment and such other documents and instruments requested by the Administrative Agent to be executed in connection therewith duly executed and delivered by an Authorized Representative of the Borrower.

(b)

Evidence of Authority. The Administrative Agent shall have received:

(1)

a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Third Amendment Closing Date, as to:

(i)

the authority of the Borrower to execute and deliver this Third Amendment and to perform its obligations under the Amended Credit Agreement, the Notes, and each other Credit Document executed by it, in each case as amended by this Third Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii)

the absence of any changes in the Organic Documents of the Borrower since the copies delivered in connection with the closing of the Credit Agreement; and

(2)

such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c)

Officer’s Certificate. The Administrative Agent shall have received a certificate (which may be the same certificate as reference in Section 2(b)(i) above) of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Third Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

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(1)

all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2)

all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Third Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3)

all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the Third Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date); and

(4)

no Default or Event of Default shall be continuing.

(d)

Opinion of Counsel. The Administrative Agent shall have received a legal opinion from Dechert LLP, counsel to the Borrower, the Manager and FS Advisor, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request.

(e)

Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent reaffirming all of its obligations under the Manager Letter entered into in connection with the Credit Agreement.

(f)

Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit B hereto addressed to the Administrative Agent reaffirming all of its obligations under the Equity Owner Letter entered into in connection with the Credit Agreement.

(g)

FS Advisor Letter. The Administrative Agent shall have received from FS Advisor a letter in the form of Exhibit C hereto addressed to the Administrative Agent reaffirming all of its obligations under the FS Advisor Letter entered into in connection with the Credit Agreement.

(h)

Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, (I) all fees, costs and expenses (x) then due and payable to it under or in connection with the Credit Agreement and (y) incurred in connection with negotiating and documenting this Third Amendment and (II), notwithstanding anything to the contrary contained in the Credit Agreement, all Commitment Fees and interest accrued with respect to the Loans and Commitments through the Third Amendment Closing Date as if such date were the Payment Date with respect thereto. For the avoidance of doubt, the payment of any fees incurred in connection with the entry into this Third Amendment shall not count toward utilization of the limit set forth in clause (x) of the definition of “Administrative Expenses” or toward utilization of any other limit, cap or basket set forth in any Credit Document.

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(i)

After giving effect to Section 1 of this Third Amendment and any requested Borrowing on the Third Amendment Closing Date, (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(j)

Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Third Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Third Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Administrative Agent and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Third Amendment shall be reasonably satisfactory to counsel to the Administrative Agent.

Section 3.

Miscellaneous.

(a)

GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b)

Amendments, Etc. None of the terms of this Third Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)

Severability. If any one or more of the covenants, agreements, provisions or terms of this Third Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Third Amendment and shall in no way affect the validity or enforceability of the other provisions of this Third Amendment.

(d)

Counterparts. This Third Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e)

Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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(f)

Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Third Amendment.

(g)

Entire Agreement. This Third Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the other Credit Documents) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

FSEP TERM FUNDING, LLC as Borrower

By:	/s/ Edward T. Gallivan
Name: Edward T. Gallivan
Title: Executive Chief Financial Officer

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson
Title: Managing Director

By:	/s/ Miller Brownstein
Name: Miller Brownstein
Title: Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson
Title: Managing Director

By:	/s/ Miller Brownstein
Name: Miller Brownstein
Title: Director

The Commitment of Deutsche Bank AG, New York Branch, as Lender, is as follows:

Amount of Commitment	Applicable Percentage
$290,000,000.00	85.2941176471%

STATE STREET BANK AND TRUST COMPANY, as Lender

By:	/s/ Emma Wallace
Name: Emma Wallace
Title: Managing Director

The Commitment of State Street Bank and Trust Company, as Lender, is as follows:

Amount of Commitment	Applicable Percentage
$50,000,000.00	14.7058823529%